                                                                  Exhibit 2.5



                          REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT dated as of July 24, 1997, between PLY GEM INDUSTRIES, INC., a Delaware corporation (the "Company"), and NORTEK, INC., a Delaware corporation (the "Investor").

         The Investor owns 640,000 shares of common stock, $0.25 par value per share (the "Common Stock"), of the Company pursuant to the Stock Purchase Agreement dated July 24, 1997 between the Company and the Investor. The Company and the Investor deem it to be in their respective best interests to set forth the rights of the Investor in connection with public offerings and sales of the capital stock of the Company.

                  ACCORDINGLY, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Company and the Investor hereby agree as follows:

                  SECTION 1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

                  "COMMISSION" shall mean the Securities and Exchange Commission or any other governmental authority at the time administering the Securities Act.

                  "COMMON STOCK" shall have the meaning given to it in the preamble to this agreement.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934 or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

                  "INFORMATION" shall have the meaning given to it in
Section 5(i).

                  "INSPECTORS" shall have the meaning given to it in
Section 5(i).

                  "INVESTOR" shall have the meaning given to it in the preamble to this agreement, and includes any successor to, or assignee or transferee of the Investor who or which agrees in writing to be treated as an Investor hereunder and to be bound by and comply with all of the applicable terms and provisions hereof.

                  "MATERIAL TRANSACTION" means any material transaction in which the Company or any of its subsidiaries proposes to engage or is engaged, including a purchase or sale of assets or securities, financing, merger, consolidation, tender offer or any other transactions that would require disclosure pursuant to the Exchange Act, and with respect to which the Board of Directors of the Company reasonably has determined in good faith that compliance with this Agreement may reasonably be expected to either materially interfere with the Company's or such subsidiary's ability to consummate such transaction in a timely fashion or require the Company to disclose material, non-public information prior to such time as it would otherwise be required to be disclosed.

                  "MERGER AGREEMENT" means the Agreement and Plan of Merger dated the date hereof among the Investor, NTK Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Investor, and the Company.

                  "NASD" shall have the meaning given to it in Section 5(n).

                  "OTHER SHARES" shall mean at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares.

                  "PERSON" shall be construed as broadly as possible and shall include an individual or natural person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental authority.

                  "PRIMARY SHARES" shall mean at any time the authorized but unissued shares of Common Stock or shares of Common Stock held by the Company in its treasury.

                  "RECORDS" shall have the meaning given to it in Section 5(i).

                  "REGISTRABLE SHARES" shall mean, at any time, with respect to the Investor, the shares of Common Stock held by the Investor which constitute Restricted Shares. As to any particular Registrable Shares, once issued, such Registrable Shares shall cease to be Registrable Shares when (A) they have been registered under the Securities Act, the Registration Statement in connection therewith has been declared effective and they have been disposed of pursuant to and in the manner described in such effective Registration Statement, (B) they
(1) are sold or distributed pursuant to Rule 144 or (2) may be sold or distributed by the holder thereof under Rule 144(k), (C) they have been otherwise transferred and new certificates or other evidences of ownership for them not bearing a restrictive legend and not subject to any stop transfer order or other restriction on transfer shall have been delivered by the Corporation or the issuer of other securities issued in exchange for the Registrable Shares, or
(D) they have ceased to be outstanding.

                  "RESTRICTED SECURITIES" shall mean, at any time and with respect to the Investor, the Restricted Shares and any securities received on or with respect to any Restricted Shares, which are held by the Investor and which theretofore have not been sold to the public pursuant to a registration statement under the Securities Act or pursuant to Rule 144.

                  "RESTRICTED SHARES" shall mean, at any time and with respect to the Investor, the shares of Common Stock and any other securities which by their terms are exercisable or exchangeable for or convertible into Common Stock, and any securities received on or with respect to any such Common Stock, acquired by the Investor pursuant to this Agreement and which theretofore have not been sold to the public pursuant to a registration statement under the Securities Act or pursuant to Rule 144 or may be sold under Rule 144(k).

                  "RULE 144" shall mean Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule 144A).

                  "SECURITIES ACT" shall mean the Securities Act of 1933 or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "SELLING INVESTOR'S COUNSEL" shall have the meaning given to it in Section 5(b).

                  SECTION 2. DEMAND REGISTRATION.

                           (a) If, following the earlier of (i) the consummation of a merger, consolidation, tender offer, sale of assets or other disposition of the Company other than pursuant to the Merger Agreement, and (ii) ninety (90) days after the termination of the Merger Agreement or the failure to consummate the transactions contemplated thereby regardless of the reasons therefore, the Company shall be requested by the Investor to effect the registration under the Securities Act of Registrable Shares, then, upon the written request, delivered to the Company (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall, subject to Section 2(c) below, promptly use its best efforts to effect such registration under the Securities Act of the Registrable Shares which the Company has been so requested to register.

                           (b) Anything contained in Section 2(a) to the contrary notwithstanding, the Company shall not be obligated to effect pursuant to Section 2(a) any registration under the Securities Act except in accordance with the following provisions:

                                    (i) the Company shall not be obligated to
                  use its best efforts to file and cause to become effective (A) more than two registration statements initiated pursuant to
                  Section 2(a), or (B) any registration statement during any period in which any other registration statement (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) pursuant to which Primary Shares are to be or were sold has been filed and not withdrawn or has been declared effective within the prior 90 days;

                                    (ii)     the Company may delay the filing or
                  effectiveness of any registration statement for a period of up to 90 days after the date of a request for registration pursuant to Section 2(a) if at the time of such request (A) the Company is engaged, or has bona fide plans to file within 60 days of the time of such request, a registration statement in respect of a firm commitment underwritten public offering of Primary Shares in which the holders of Restricted Shares may include Registrable Shares pursuant to Section 3 or (B) a Material Transaction exists at such time, provided that the company may only so delay the filing or effectiveness of a particular Registration Statement once pursuant to clause (A) above and once pursuant to this clause (B) in any 18-month period; and

                                    (iii)    with respect to any registration
                  pursuant to Section 2(a), the Company may include in such registration any Primary Shares or Other Shares; PROVIDED, HOWEVER, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of all such securities, then the number of Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration shall be included in the following order:

                                            (A) first, the Registrable Shares
                           held by the Investor requesting that its Registrable Shares be included in such registration pursuant to
                           Section 2(a);

                                            (B) second, the Primary Shares; and

                                            (C) third, the Other Shares.

A requested registration under this Section 2 may be rescinded prior to such registration being declared effective by the Commission by written notice to the Company from the Investor; PROVIDED, HOWEVER, that such rescinded registration shall not count as a registration statement initiated pursuant to this Section 2 for purposes of clause (i) above if the Company shall have been reimbursed for all out-of-pocket expenses incurred by the Company in connection with such rescinded registration and provided further that no request to register Registrable Securities may be made pursuant to this Section 2(a) for a period of 180 days from the date of such recession.

                  SECTION 3. PIGGYBACK REGISTRATION. If at any time following the date hereof, the Company at any time proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto and other than pursuant to a registration statement covered by Rule 462 promulgated under the Securities Act), it shall promptly give written notice to the

Investor of its intention so to register the Primary Shares or Other Shares and, upon the written request, given within 20 days after delivery of any such notice by the Company, of the Investor to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; PROVIDED, HOWEVER, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares or Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of Primary Shares proposed to be registered by the Company, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:

                           (a) first, the Primary Shares;

                           (b) second, the Registrable Shares held by the Investor; and

                           (c) third, the Other Shares.

                  SECTION 4. HOLDBACK AGREEMENT. If the Company at any time shall register shares of Common Stock under the Securities Act (including any registration pursuant to Section 2) for sale to the public, the Investor shall not sell, make any short sale of, grant any option for the purchase of, seek registration under the Securities Act of, or otherwise dispose of any Restricted Shares (other than those shares of Common Stock included in such registration pursuant to Section 2 or 3) without the prior written consent of the Company for a period designated by the Company in writing to the Investor, which period cannot begin more than 10 days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and cannot last more than 180 days after the effective date of such registration statement and, in any subsequent public offering, more than 120 days after the effective date of such registration statement.

                  SECTION 5. PREPARATION AND FILING. If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Shares, the Company shall, as expeditiously as practicable:

                           (a) use its best efforts to cause a registration statement that registers such Registrable Shares to become and remain effective for a period of 90 days or until all of such Registrable Shares have been disposed of (if earlier);

                           (b) furnish, at least five business days before filing a registration statement that registers such Registrable Shares, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to one counsel selected by the Investor (the "Selling Investor's Counsel"), copies of all such documents proposed to be filed (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

                           (c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least a period of 90 days or until all of such Registrable Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares, provided that the Company may delay (and such period of delay shall extend such 90-day period by the same duration) for up to 45 days the effectiveness or filing of such registration statement, or elect not to amend such registration statement or supplement the Prospectus used in connection therewith so that sales may not be made thereon for up to 45 days (and such period of delay shall extend such 90-day period by the same duration), if the making of disclosures required by such registration statement would have a material adverse affect upon the Company or its securities and such disclosures are not otherwise required to be made;

                           (d) notify in writing the Selling Investor's Counsel promptly (i) of any comments by the Commission with respect to such registration statement or prospectus, or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation of any proceedings for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

                           (e) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Shares reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller of Registrable Shares to consummate the disposition in such jurisdictions of the Registrable Shares owned by such seller; PROVIDED, HOWEVER, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required so to do but for this paragraph (e);

                           (f) furnish to each seller of such Registrable Shares such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller of Registrable Shares may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

                           (g) use its best efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Shares;

                           (h) notify on a timely basis each seller of such Registrable Shares at any time when a prospectus relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in subparagraph (a) of this
         Section 5, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                           (i) make available for inspection by any seller of such Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector in connection with such registration statement (and any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such Information has been made generally available to the public, and (iv) the seller of Registrable Shares agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential);

                           (j) use its best efforts to obtain, from its independent certified public accountants, a "cold comfort" letter in customary form and covering such matters of the type customarily covered by cold comfort letters;

                           (k) use its best efforts to obtain, from its counsel, an opinion or opinions in customary form;

                           (l) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Shares;

                           (m) issue to any underwriter to which any seller of Registrable Shares may sell shares in such offering, certificates evidencing such Registrable Shares;

                           (n) list such Registrable Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its best efforts to qualify such Registrable Shares for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. (the "NASD") or such other national securities exchange as the holders of a majority of such Registrable Shares shall request;

                           (o) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, earnings statements which need not be audited covering a period of 12 months beginning within three months after the effective date of the registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act; and

                           (p) use its best efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.

                  Each holder of the Registrable Shares, upon receipt of any notice from the Company of any event of the kind described in Section 5(h) hereof, shall forthwith discontinue disposition of the Registrable Shares pursuant to the registration statement covering such Registrable Shares until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(h) hereof, and, if so directed by the Corporation, such holder shall deliver to the Corporation all copies, other than permanent file copies then in such holder's possession, of the most recent Prospectus covering such Registrable Shares at the time of receipt of such notice.

                  SECTION 6. EXPENSES. All expenses incurred by the Company in complying with Section 5, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Company's counsel and accountants and fees and expenses of the Selling Investor's Counsel, shall be paid by the Company; PROVIDED, HOWEVER, that all underwriting discounts and selling commissions applicable to the Registrable

Shares shall not be borne by the Company but shall be borne by the seller or sellers thereof, in proportion to the number of Registrable Shares sold by such seller or sellers.

                  SECTION 7. INDEMNIFICATION.

                           (a) In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the seller of such Registrable Shares, each underwriter, broker or any other Person acting on behalf of such seller and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse such seller, such underwriter, such broker or such other Person acting on behalf of such seller and each such controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter, or a Person duly acting on their behalf, specifically for use in the preparation thereof.

                           (b) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares shall indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 7) the Company, each director of the Company, each officer of the Company, each underwriter, broker or other Person acting on behalf of such seller, each Person who controls any of the foregoing Persons within the meaning of the Securities Act and each other seller of Registrable Shares under such registration statement with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter through an instrument duly executed by such seller or a Person duly acting on their behalf specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment or supplement; provided, however, that the maximum amount of liability in respect of such indemnification shall be, limited, in the case of each seller of Registrable Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration unless the Seller had actual knowledge that the information furnished was materially inaccurate.

                           (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 7, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 7, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and, any Person controlling such indemnified party for that portion of the fees and expenses of any one counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 7.

                           (d) If the indemnification provided for in this
         Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or liability referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  SECTION 8. UNDERWRITING AGREEMENT. Notwithstanding the provisions of Sections 4, 5, 6 and 7, to the extent that the Investor selling Registrable Shares in a proposed registration shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in such Sections, the provisions contained in such Sections addressing such issue or issues shall be of no force or effect with respect to such registration, but this provision shall not apply to the Company if the Company is not a party to the underwriting or similar agreement.

                  SECTION 9. INFORMATION BY HOLDER. Each holder of Registrable Shares to be included in any registration shall furnish to the Company and the managing underwriter such written information regarding such holder and the distribution proposed by such holder as the Company or the managing underwriter may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

                  SECTION 10. EXCHANGE ACT COMPLIANCE. The Company shall use its reasonable efforts to comply with all of the reporting requirements of the Exchange Act (whether or not it shall be required to do so) and shall use its reasonable efforts to comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of the Common Stock. The Company shall cooperate with the Investor in supplying such information as may be necessary for the Investor to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

                  SECTION 11. NO CONFLICT OF RIGHTS. The Company represents and warrants to the Investor that the registration rights granted to the Investor hereby do not conflict with any other registration rights granted by the Company. The Company shall not, after the date hereof, grant any registration rights which conflict with or impair, or have any priority over, the registration rights granted hereby. In any Public Offering, the managing underwriter shall be a nationally recognized investment banking firm selected by the Company and reasonably acceptable to the Investor for so long as it holds Registrable Shares.

                  SECTION 12. TERMINATION. This Agreement shall terminate and be of no further force or effect when there shall not be any Restricted Shares; PROVIDED, HOWEVER, that the

Investor's rights under Sections 2 and 3 hereof shall cease to be in effect at any time when (i) the Registrable Shares held by the Investor may be sold by the Investor under Rule 144 and such Registrable Shares constitute less than 1% of the class of the Company's Securities to which the Registrable Shares are a part or (ii) all of the Registrable Shares held by the Investor may be sold under Rule 144(k).

                  SECTION 13. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the Company and the Investor and, subject to Section 14, their respective successors and assigns.

                  SECTION 14. ASSIGNMENT. The Investor may assign its rights hereunder to any purchaser from the Investor of Restricted Shares; PROVIDED, HOWEVER, that such purchaser shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as the Investor whereupon such purchaser shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement.

                  SECTION 15. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings with respect hereto.

                  SECTION 16. NOTICES. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in Person, by telex, telegram or telecopy, by overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the sender:

                           (i)     if to the Company, to:

                                   Ply Gem Industries, Inc.
                                   777 Third Avenue
                                   New York, NY 10017
                                   Telephone: (212) 832-1550
                                   Telecopier: (212) 888-0472
                                   Attention: Jeffrey S. Silverman
                                   with a copy to:

                                   Cleary, Gottlieb, Steen & Hamilton
                                   One Liberty Plaza
                                   New York, NY 10006
                                   Telephone: (212) 225-2000
                                   Telecopier: (212) 225-3999
                                   Attention: Victor I. Lewkow, Esq.

                           (ii)    if to the Investor, to:

                                   Nortek, Inc.
                                   50 Kennedy Plaza
                                   Providence, RI 02903
                                   Telephone: (401) 751-1600
                                   Telecopier: (401) 751-4610
                                   Attention: Richard L. Bready

                                   with a copy to:

                                   Ropes & Gray
                                   One International Place
                                   Boston, MA 02110-2824
                                   Telephone: (617)951-7000
                                   Telecopier: (617) 951-7050
                                   Attention: David C. Chapin, Esq.

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery, telex, telegram or telecopy, on the date of such delivery, (b) in the, case of overnight courier, on the next business day, and (c) in the case of mailing, on the third business day following such mailing.

                  SECTION 17. MODIFICATIONS; AMENDMENTS; WAIVERS. The terms and provisions of this Agreement may not be modified or amended, nor may any provision applicable to the Investor be waived, except pursuant to a writing signed by (i) the Company and (ii) the Investor.

                  SECTION 18. HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

                  SECTION 19. SEVERABILITY. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 20. GOVERNING LAW. All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

                  SECTION 21. LEGEND ON CERTIFICATES. Any certificate representing securities subject to this Agreement shall bear a legend in substantially the following form:

                       "The securities represented by this certificate are subject to a Registration Rights Agreement dated as of July 24, 1997, as amended from time to time. A copy thereof is available for inspection from the Company."

                  SECTION 22. COUNTERPARTS; VALIDITY. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement and telecopied signatures are effective.

                  SECTION 23. ENTIRE AGREEMENT. This Agreement and the other documents, certificates, instruments, writings and agreements referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to the subject matter hereof and supersede in their entirety any and all prior agreements and understandings between any of the parties hereto all of which are hereby terminated in their entirety and of no further force or effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

                                 PLY GEM INDUSTRIES, INC.


                                 By: /s/ Jeffrey S. Silverman
                                     -------------------------------------------
                                     Name: Jeffrey S. Silverman
                                     Title: Chairman


                                 NORTEK, INC.


                                 By: /s/ Kevin W. Donnelly
                                     -------------------------------------------
                                     Name: Kevin W. Donnelly
                                     Title: Vice President and General Counsel